Exhibit 10.3

FIRST AMENDMENT TO

CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is entered into as of June 30, 2024, by and between VerifyMe, Inc., a Nevada corporation with its principal office at 801 International Parkway, Fifth Floor, Lake Mary, Florida 32746 (the “Company”) and Pentant LLC, a Connecticut limited liability corporation with its principal office at 680 E Main Street, Suite 626, Stamford, Connecticut 06901 (“Consultant”).

WHEREAS, the Company and Consultant entered into that certain Consulting Agreement effective as of November 15, 2023 (the “Agreement”) pursuant to which Consultant provides the Services to the Company set forth therein; and

WHEREAS, the Company and Consultant mutually desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the respective receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.     That Section 1(a) of the Agreement is hereby deleted and restated in its entirety as follows:

(a)     Effective on the Effective Date, the Company hereby engages Consultant, and Consultant hereby agrees to provide the Services (defined below) to the Company pursuant to this Agreement. This Agreement shall continue for a period commencing on the Effective Date and continuing until June 30, 2025 (the “Initial Term”). If neither the Company nor Consultant provides a written note of non-renewal to the other party at least ninety (90) days prior to the end of the Initial Term, then this Agreement shall automatically renew on a quarterly, three (3) month basis until terminated as set forth below (each a “Renewal Term”). The entire period of Consultant’s engagement with the Company, including the Initial Term and each Renewal Term, is referred to herein as the “Consulting Term.”

2.     Schedule B of the Agreement is hereby deleted in its entirety and replaced with Attachment 1 of this Amendment.

3.     The parties agree that this Amendment and the Agreement shall be construed as a single document. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control. In all other respects, the Agreement shall remain in full force and effect.

4.     The parties agree that this Amendment may be executed by facsimile or electronic transmission and that the same shall constitute an original. The parties further agree that this Amendment may be executed in counterparts, each of which shall be deemed an original.

5.     Except as set forth in this Amendment, the parties hereby ratify, confirm and approve all of the provisions of the Agreement and agree to be bound by the terms thereof as fully set forth therein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

VerifyMe, Inc.

By:	/s/ Adam Stedham
Name:	Adam Stedham
Title:	Chief Executive Officer and President

Pentant LLC

By:	/s/ Nick Spencer
Name:	Nick Spencer
Title:	Managing Partner

ATTACHMENT 1

SCHEDULE B – FEES

•	For Services rendered from the Effective Date through December 31, 2023, the Company granted Consultant 100,000 shares of Common Stock on December 31, 2023.

•	For Services rendered from January 1, 2024 through June 30, 2024, the Company granted Consultant an aggregate of 60,000 shares of Common Stock: 30,000 shares of Common Stock were granted on March 31, 2024, and 30,000 shares of Common Stock were granted on June 30, 2024.

•	Commencing with the quarter ending September 30, 2024, and for each quarter thereafter ending March 31, June 30, September 30, and December 31 during the Initial Term of this Agreement, the Company shall grant Consultant 60,000 shares of Common Stock on the last date of such quarterly period.

•	During each Renewal Term, if any, the Company shall grant Consultant 30,000 shares of Common Stock on the last date of such Renewal Term.

•	If at any time prior to June 30, 2026, regardless of whether the Agreement has been terminated, the price of the Common Stock trades above $2.21 for twenty (20) consecutive trading days, the Company shall grant Consultant 60,000 shares of Common Stock as soon as reasonably practicable after the 20th consecutive trading day.